UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K


                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934


                 Date of Earliest Event Reported April 28, 2000
                           Date of Report May 11, 2000
                           ---------------------------

                          Commission File No. 000-20201
                          -----------------------------


                            HAMPSHIRE GROUP, LIMITED
                            ------------------------
            (Exact Name of Registrant as Specified in its Charter)




              DELAWARE                              06-0967107
        -----------------------         -----------------------------------
        (State of Incorporation)        (I.R.S. Employer Identification No.)



                             215 COMMERCE BOULEVARD

                         ANDERSON, SOUTH CAROLINA 29625

                                 (864) 225-6232
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code of Registrant's Principal Executive Offices)

Item 2.  Disposition of Assets.

     On April 28, 2000 (the "Closing Date"), Hampshire Group, Limited (the "Company") concluded a transaction whereby it sold all of its sweater manufacturing assets to Glamourette/OG, Inc., a Puerto Rican corporation ("Glamourette/OG"), with its principal executive offices at Guaynabo, Puerto Rico. Glamourette/OG is a subsidiary of Olympic Mills Corporation, a Delaware corporation ("Olympic Mills"), both of which are unrelated to the Company.

     The assets sold include the sweater manufacturing facilities of the Company's subsidiary Glamourette Fashion Mills, Inc., located in Quebradillas, Puerto Rico and the machinery and equipment of its subsidiaries San Francisco Knitworks, Inc., located in San Francisco, California; and two plants owned by Hampshire Designers, Inc., Natalie Knitting Mills, located in Chilhowie, Virginia and Winona Knitting Mills, located in Winona, Minnesota; and certain of the machinery and equipment on consignment to a contract manufacturer located in Mexico. In addition to the machinery and equipment, assets sold include the inventories, other than finished goods, and certain other assets of the respective operations.

     The sales price for the machinery and equipment was $10,460,500 consisting of $4,000,000 cash and a promissory note in the amount of $6,460,500, bearing interest at 8.75% per annum and due April 28, 2005 (the 8.75% Note"). The 8.75%
Note is payable by a deduction of $0.67 per sweater purchased from Glamourette/OG or is payable in cash and is partially collateralized by the machinery and equipment which was sold pursuant thereto and by the pledge of the common stock of Glamourete/OG, Inc. Approximately $750,000 of the proceeds was used to pay off loans outstanding against the machinery and equipment sold.

     In order to avoid interruption of supply, Glamourette/OG took possession of only the Puerto Rico facility on the Closing Date. The Asset Purchase Agreement provides that the Company will continue to operate the three domestic manufacturing facilities for a period of up to ten months. During the transition period, the Company will continue to pay all related operating expenses and as compensation for the use of the machinery and equipment, will credit the 8.75% Note $0.67 per sweater manufactured in the facilities.

     The inventories in Puerto Rico on the Closing Date including work in process, raw materials and supplies totaling $2,321,500 were transferred to Glamourette/OG at standard cost and were paid 50% in cash and the balance to be paid by deduction of 50% of purchase price of sweaters shipped to the Company in May and June, 2000, after deduction of the $0.67 to be applied as a reduction of the 8.75% Note.

     Concurrently, the Company purchased a 1% equity interest in Glamourette/OG, Inc. for $40,000, which purchase price was paid in full by an offset against the balance of the 8.75% Note. The Company has an option to put its 1% interest at anytime to Olympic Mills at cost and Olympic Mills has a right to purchase the Company's 1% interest at cost at any time after the 8.75% Note is paid in full.

     The Company has not yet completed its analysis of accounting for this transaction. A report will be filed on Form 8-K-A within 60 days of this filing including the accounting details.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                    HAMPSHIRE GROUP, LIMITED
                                    (Registrant)



Date:   May 11, 2000                /s/ Ludwig Kuttner
---------------------               -----------------------------------
                                    Ludwig Kuttner
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)



Date:   May 11, 2000                /s/ Charles W. Clayton
---------------------               -----------------------------------
                                    Charles W. Clayton
                                    Vice President, Secretary, Treasurer
                                    and Chief Financial Officer
                                   (Principal Financial and Accounting Officer)

                                   EXHIBITS


 Exhibit No.                       Description
-------------        -------------------------------------------------------
    (10)(V)          Asset Purchase Agreement between Glamourette Fashion
                     Mills, Inc., San Francisco Knitworks, Inc., and Hampshire
                     Designers, Inc. (as "Seller") and Glamourette/OG, Inc.
                     (as "Purchaser"), dated April 28, 2000